Exhibit 5.1

641 Lexington Ave. | 14th Floor

New York, NY 10022

Dial: 212.335.0466

Fax: 917.688.4092

info@foleyshechter.com

www.foleyshechter.com

June 16, 2026

PodcastOne, Inc.
345 North Maple Drive, Suite 295

Beverly Hills, CA 90210

Ladies and Gentlemen:

We have acted as counsel to PodcastOne, Inc., a Delaware corporation (the “Company” or “you”), and have examined the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on June 16, 2026, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,175,000 (the “Shares”) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), issuable under the Consulting Agreements (as defined in in the Registration Statement.

In connection herewith, we have examined the Plan and the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, and such other corporate records, agreements and instruments of the Company, and certificates of public officials and officers of the Company, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinion hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any documents we examined in printed, word processed or similar form has been filed with the Commission on Edgar or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes.

When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Registration Statement and certificates or statements of appropriate representatives of the Company.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued, paid for, if such payment is required by the applicable Consulting Agreement, and delivered pursuant to the terms and in the manner set forth in the applicable Consulting Agreement and any relevant agreements entered into in connection therewith, and assuming that the Shares have been and remain duly reserved for issuance within the limits of the Common Stock then remaining authorized but unissued, the Shares will be validly issued, fully paid and nonassessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinion set forth herein is further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions: our opinion herein reflects only the application of the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

This opinion letter is being delivered by us in connection with the filing of the Registration Statement with the Commission. We do not render any opinions except as set forth above. We hereby consent to the inclusion of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement. In giving this consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Sincerely yours,

/s/ Foley Shechter Ablovatskiy LLP